TARGA.AI INC.

Chief Executive Officer

Letter of Offer

Dear Mr. Thompson,

As Chairman of the Board, it is my distinct honor and pleasure to offer you the position of Chief Executive Officer of Targa,ai Inc., a Delaware "C" Corporation. With this offer, you will assume all responsibility for the executive position as well as its operations until such time that a fractional or full-time Chief Operating Officer is required. You shall report directly to the Chai man of the Board and CEO of the holding company, Targatek, Inc.

Pursuant to the execution of this offer by both parties and the transfer of the required funds to join the Board of Directors of Targatek, Inc., you shall assume the full-time position of Chief Executive Officer (CEO) and be eligible for all performance bonuses, stock options, health benefits that are made available by the company. You will also be eligible for fourweeks of vacation annually.

As CEO of the company, you will execute your responsibilities virtually out of your Richmond VA office. You will attend all required in-person meetings with customers, investors, service providers when necessary and make periodic visits to the company Corporate Headquarters in the Leven Innovation Center Fort Lauderdale Fl. when required.  And you will help organize, attend, and participate in the annual Targa.ai Inc. shareholder meetings when appropriate.

Initially, all expenses incurred by you working on behalf of the company shall be reimbursed according to the holding company's "Employee Expense Policy" section in the Targatek, Inc. "Employee Manual" until such time that Targa.ai, Inc. budgetary process is separate and operating on its own. Expense forms shall be submitted and reimbursed within fourteen days of submittal.

Your specific responsibilities in the role of CEO shall be expanded upon as the organization matures. However, at a minimum, your responsibilities shall include: manage day-to-day operations, oversee the efforts of the Chief Product Officers to develop the next generation Targa.ai platform, attract new investors and talent to the company, develop and lead the business strategies, represent and promote the company brand, drive top line growth and bottom line results, and ensure operational sustainability.

Most crucial to this position is the development and execution of a cogent sales and marketing plan focused on re-energizing the company's go-to-market efforts. As such, you shall be responsible for the design and execution of a formal RESTART program. The aim of the program is to properly articulate the renewed effort to engage the market with an advanced Al-driven product and a renewed zeal for success aimed at regaining the confidence of shareholders, stakeholders and company influencers.

Termination:

In the case where the CEO resigns his position regardless of reason, a sixty-day notice is required in writing via email and/or certified mail. The CEO agrees to an "exit interview" with the chairman and the company board to understand the specific reason(s} for the resignation. All records and vital material associated with the office of CEO shall be remitted to the company per the signed NDA. Post resigning, the CEO commits to honoring the non-disparage clause against the company as outlined in the NDA.

In the case of dismissal, the company shall provide a sixty-day notice by email and/or certified mail. The act of dismissing the CEO requires a super-majority vote of the board of directors with the agreement of the board's Chaiman. All records and vital material associated with the office of CEO shall be remitted to the company per the CEO's signed NDA. Post resigning, the CEO commits to honor the non-disparage clause saying or authoring anything against the company as outlined in the NDA.

In either the case of resignation or dismissal, a fair and equitable severance package shall be negotiated between the parties that at minimum includes outstanding salary, the pro rata apportionment of any commissions due for achieving milestones, and any outstanding stock options whether granted or purchased.

Compensation Package:

Refer to Exhibit A labelled: "Chief Executive Officer Compensation."

If this "Letter of Offer" meets your approval, please affix your signature below and the Chairman & CEO of Targatek, Inc. shall countersign and return to you a fully executed PDF copy for your files.

SIGNATURE PAGE

Joseph Thompson

CEO, Targa.ai Inc.

SIGNATURE	Date	12/30/25

William J. Adams Jr.

Chairman/CEO Targatek, Inc.

SIGNATURE	Date	1/8/26

Exhibit A - Chief Executive Officer Compensation

Targa CEO Compensation Plan - VS

Al-Native Saas Enterprise Software Company

Created: December 17, 2024

Last Updated: December 29, 2024 (V5 - Final)

Status: V5 - Final Draft

Executive Summary

This compensation plan (V5) reflects the complete agreement including both CEO and Founder (Bill) compensation.

Key Parameters:

•CEO Starting Equity: 6% grant

•CEO Milestone Grants: 1.5% at each ARR milestone

•CEO Purchase Options: 1.5% at 25% of FMV per milestone

•Founder Bonuses: 50% of CEO bonuses at same milestones

•Targatek investment ($100K for 4%) is SEPARATE from this plan

Key Timeline:

•CEO Start: January 2026 (unpaid Jan-Mar)

•First CEO Base Payment: April 2026

•90-Day Criteria Bonus: April 2026 ($25K)

•Product Launch: September 2026

•First Revenue ($1 00K ARR): November 2026

CEO Cash Compensation

Base Salary

Period	Monthly	Annual	Notes
Jan - Mar 2026	$0	$0	90-day criteria period (unpaid)
Apr - Dec 2026	$10,000	$90,000	First base payment in April
2027	$12,083	$145,000	Step-up
2028	$14,583	$175,000	Step-up

CEO Cash Bonus Structure

Milestone	CEO Bonus	Target Date
90-Day Criteria	$25,000	Apr2026
Platform Launch	$10,000	Sep 2026
$100KARR	$10,000	Nov 2026
$300KARR	$30,000	May 2027
$600KARR	$30,000	Nov 2027
$1MARR	$50,000	May 2028
$1.5M ARR	$50,000	Nov 2028
$2MARR	$50,000	Beyond 2028
Total CEO Bonuses	$255,000

CEO Equity Structure

CEO Equity in Targa.ai

Component	Amount	Notes
Starting Grant	6%	At signing
Milestone Grants	1.5% each	At $300K, $600K, $1 M, $1 . 5M, $2M ARR
Purchase Options	1.5% each	At 25% of FMV per milestone
Maximum Grant	13.5%	Base 6% + five 1.5% increases
Maximum Owned	21%	13.5% grant+ 7.5% purchased

CEO Equity Milestone Schedule

Milestone	Grant	Cumulative Grant	Purchase Option	Cumulative Owned
Signing	6.0%	6.0%		6.0%
$300KARR	1.5%	7.5%	1.5% @ 25% FMV	9.0%
$600KARR	1.5%	9.0%	1.5% @ 25% FMV	12.0%
$1MARR	1.5%	10.5%	1.5% @ 25% FMV	15.0%
$1.SMARR	1.5%	12.0%	1.5% @ 25% FMV	18.0%
$2MARR	1.5%	13.5%	1.5% @ 25% FMV	21 .0%

Founder (Bill) Compensation

Founder Base Salary

Period	Monthly	Annual	Notes
Jan - Aug 2026	$0	$0	No base until product launch
Sep - Dec 2026	$5,000	$20,000	Starts at platform launch
2027	$8,000	$96,000	Step-up
2028	$10,000	$120,000	Step-up

Founder Cash Bonus Structure (50% of CEO)

Milestone	Founder Bonus	Target Date
Platform Launch	$45,000	Sep 2026
$100KARR	$5,000	Nov 2026
$300KARR	$15,000	May 2027
$600KARR	$15,000	Nov 2027
$1MARR	$25,000	May 2028
$1.SM ARR	$25,000	Nov 2028
$2MARR	$25,000	Beyond 2028
Total Founder Bonuses	$155,000

Revenue Model (Slower Growth)

Deal Velocity Assumptions

Period	New Deals	Cumulative Deals	Cumulative ARR
Nov 2026	1	1	$100K
Dec 2026	1	2	$200K
2027	~6 deals	8	$SOOK
2028	~10 deals	18	$1.8M

Key Milestones Timeline

Milestone	Target Date	Cumulative Deals
$100KARR	Nov 2026	1
$300KARR	May 2027	3
$600KARR	Nov 2027	6
$1MARR	May 2028	10
$1.5MARR	Nov 2028	15
$2MARR	Beyond 2028	20

Combined Compensation Summary

Year-by-Year Totals

Year	CEO Cash	Founder Cash	Combined	ARR (YE)	% of ARR
2026	$135,000	$70,000	$205,000	$200K	102.5%
2027	$205,000	$126,000	$331 ,000	$800K	41.4%
2028	$325,000	$195,000	$520,000	$1 .8M	28.9%

CEO Equity by Year (Through 2028)

Year	Granted	Purchase Options	Cumulative Grant	Cumulative Owned
2026	6.0%	0%	6.0%	6.0%
2027	3.0%	3.0%	9.0%	12.0%
2028	3.0%	3.0%	12.0%	18.0%

Note: $2M milestone (additional 1.5% grant+ 1.5% purchase) beyond 2028 timeframe

Related Documents

•Excel Model: targa_ceo_comp_v5.xlsx

•Targa CEO Termination Provisions

•Targa.ai CEO Om2ortunitY. Analysis

•Document Analysis: targa_document_analysis.md

Last updated: December 29, 2024